                                                                  EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-effective Amendment No. 1 to Registration Statement on Form S-3 (No. 333-39415) of our report dated March 26, 1999 relating to the financial statements and financial statement schedules of Acacia Research Corporation, which appears in Acacia Research Corporation's Annual Report on Form 10-K for the year ended December 31, 1998.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Los Angeles, California
December 29, 1999